                                                                    Exhibit 99.1

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AMERICAN ITALIAN PASTA COMPANY                                          |NEWS
                                                                        |RELEASE

Contact:

Paul R. Geist
EVP & Chief Financial Officer
816-584-5228
pgeist@aipc.com

For Immediate Release

              AMERICAN ITALIAN PASTA COMPANY TO PRESENT AT THE CJS
                SECURITIES "NEW IDEAS FOR THE NEW YEAR" INVESTOR
                                   CONFERENCE

KANSAS  CITY,  MO.,   December  31,  2008  --  American  Italian  Pasta  Company
(NASDAQ:AIPC),  the  largest  producer  of dry pasta in North  America,  will be presenting at the CJS Securities, "New Ideas for the New Year", conference to be held in New York, New York on Wednesday, January 7, 2009.

The presentation material will be available in the Investor Relations section of the Company's website (www.aipc.com).

ABOUT AIPC

Founded  in 1988 and based in Kansas  City,  Missouri,  American  Italian  Pasta
Company is the largest  producer of dry pasta in North America.  The Company has four plants that are located in Excelsior  Springs,  Missouri;  Columbia,  South
Carolina;   Tolleson,   Arizona  and   Verolanuova,   Italy.   The  Company  has
approximately 600 employees located in the United States and Italy.

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